Exhibit A



The Tocqueville Trust

Calculation of Registration Fee





NUMBER OF SHARES SOLD :

Class 1 Common Stock    502,756

Class 2 Common Stock    242,242

Class 3 Common Stock    1,525,330

Class 4 Common Stock    1,332,335

Class 5 Common Stock    672,706

TOTAL =         4,275,369







AGGREGATE SALES PRICE OF PORTFOLIO SECURITIES SOLD IN RELIANCE
UPON 24F-2 (IN DOLLARS)  :

Class 1 Common Stock    7,485,410

Class 2 Common Stock    2,947,467

Class 3 Common Stock    14,962,597

Class 4 Common Stock    15,071,859

Class 5 Common Stock    6,770,116

TOTAL SALES PRICE =     $47,237,449







SHARES ISSUED IN CONNECTION WITH DIVIDEND REINVESTMENT PLAN:

Class 1 Common Stock    191,070

Class 2 Common Stock    45,104

Class 3 Common Stock    0

Class 4 Common Stock    0

Class 5 Common Stock    34,394

TOTAL SHARES ISSUES FROM DIVIDENDS =    270,568





SALES PRICE OF SECURITIES ISSUED IN CONNECTION WITH DIVIDEND
REINVESTMENT PLAN:

Class 1 Common Stock    2,596,710

Class 2 Common Stock    523,208

Class 3 Common Stock    0

Class 4 Common Stock    0

Class 5 Common Stock    342,839

TOTAL PRICE OF DIVIDENDS REINVESTED =   $3,462,757





AGGREGATE REDEMPTION PRICE OF PORTFOLIO SECURITIES REDEEMED
DURING FISCAL YEAR:

Class 1 Common Stock    5,817,820

Class 2 Common Stock    2,643,707

Class 3 Common Stock    420,397

Class 4 Common Stock    88,852

Class 5 Common Stock    3,901,221

TOTAL PRICE OF SECURITIES REDEEMED =    $12,871,997





AGGREGATE SALES PRICE OF PORTFOLIO SECURITIES ON WHICH FEE WILL
BE BASED:

Class 1 Common Stock    4,264,300

Class 2 Common Stock    826,968

Class 3 Common Stock    14,542,200

Class 4 Common Stock    14,983,007

Class 5 Common Stock    3,211,734

AGGREGATE SALES PRICE FOR FEE =         $37,828,209